Exhibit 2.2


                               ADDENDUM NO. 1
                                     TO
               THE AGREEMENT FOR EXCHANGE OF CORPORATE STOCK
                                ("Addendum")



     THIS ADDENDUM is made and entered into on the 13th day of September, 2001, by and between WHITEMARK HOMES, INC., a Colorado corporation, ("Buyer"), and MIKE ADKINSON, WAYNE ADKINSON and CHAD ADKINSON, ("Sellers").

     WHEREAS, the parties entered into that certain Agreement for Exchange of Corporate Stock ("Agreement") dated August 31, 2001; and

     WHEREAS, the parties desire to amend the Agreement as provided for herein;

     NOW THEREFORE, for mutual valuable consideration, the receipt of which is hereby acknowledged between the parties, they agree as follows:

         1. Paragraph 24 of the Agreement is hereby modified in that the parties shall have until September 25, 2001 in which to prepare and exchange those exhibits described in the Agreement.

         2. All other terms and conditions of the Agreement are hereby ratified and reaffirmed.



Witnesses:                               Buyer:
                                         WHITEMARK HOMES, INC.

                                         __/s/ LARRY WHITE_________________
                                         By:  Larry White
                                         Its: President



                                         Sellers:


                                        __/s/ MIKE ADKINSON________________
                                        Mike Adkinson





                                        __/s/ WAYNE ADKINSON_______________
                                        Wayne Adkinson





                                        __/s/ CHAD ADKINSON________________
                                        Chad Adkinson